                                                                    EXHIBIT 10.5



                               EXECUTIVE AGREEMENT


               THIS AGREEMENT is made as of October 1, 1997 between TransWestern Publishing Company, L.P., a Delaware limited partnership (the "Partnership"), and [Executive Name] ("Executive").

               Executive entered into a Securities Purchase and Redemption Agreement dated August 27, 1997 with the Partnership and certain other persons listed on the signature pages thereto, pursuant to which Executive acquired certain Preferred Units, certain Class A Units and certain shares of Common Stock of the TransWestern Communications Company, Inc., the general partners of the Partnership. The Partnership and Executive desire to enter into this Agreement pursuant to which Executive will purchase, and the Partnership will sell certain Class B Common Units (as defined herein). Preferred Units, Class A Common Units and Class B Common Units acquired by Executive are referred to herein as "Executive Units". Certain definitions are set forth in paragraph 9 of this Agreement.

               The parties hereto agree as follows:

               1.     Purchase and Sale of Executive Units.

               (a) Upon execution of this Agreement, Executive or his Permitted Transferees (as defined in the Investors Agreement) will purchase, and the Partnership will sell ___ of the Class B Common Units at a purchase price of $1.00 per Unit for a total purchase price of $______. The Partnership will deliver to Executive a copy of, and a receipt for, the certificate representing such Common Units, and Executive will deliver to the Partnership a cashier's or certified check or wire transfer of funds in the aggregate amount of $______.

               (b) Within 30 days after Executive purchases any Executive Units from the Partnership, Executive will make an effective election with the Internal Revenue Service under Sec tion 83(b) of the Internal Revenue Code and the regulations promulgated thereunder substantially in the form of Exhibit A attached hereto.

               (c) In connection with the purchase and sale of the Executive Units hereunder, Executive represents and warrants to the Partnership that:

               (i) The Executive Units to be acquired by Executive pursuant to this Agreement will be acquired for Executive's own account and not with a view to, or intention of, distri bution thereof in violation of the 1933 Act, or any applicable state securities laws, and the

        Executive Units will not be disposed of in contravention of the 1933 Act or any applicable state securities laws.

               (ii) Executive is an executive officer of the Partnership, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Executive Units.

               (iii) Executive is able to bear the economic risk of his investment in the Executive Units for an indefinite period of time because the Executive Units have not been registered under the 1933 Act and, therefore, cannot be sold unless subsequently registered under the 1933 Act or an exemption from such registration is available.

               (iv) Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Executive Units and has had full access to such other information concerning the Partnership as he has requested. Executive has reviewed, or has had an opportunity to review, a copy of the Third Amended and Restated Agreement of Limited Partnership, dated as of the date hereof, between the General Partner and the Limited Partners listed on Schedule I thereto, and Executive is familiar with the terms and conditions with respect to the Executive Units described therein.

               (v) This Agreement constitutes the legal, valid and binding obligation of Executive, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Executive does not and will not conflict with or violate or cause a breach of any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject.

               (d) As an inducement to the Partnership to issue the Executive Units to Executive and as a condition thereto, Executive acknowledges and agrees that:

               (i) neither the issuance of the Executive Units to Executive nor any provision contained herein shall entitle Executive to remain in the employment of the General Partner or the Partnership or affect the right of the General Partner or the Partnership to terminate Executive's employment at any time for any reason; and

               (ii) the Partnership shall have no duty or obligation to disclose to Executive, and Executive shall have no right to be advised of, any material information regarding the Partnership at any time prior to, upon or in connection with the repurchase of Executive Units following the termination of Executive's employment with the General Partner and the Partnership or as otherwise provided hereunder.



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               2.     Vesting of Common Units.

               (a) Except as otherwise provided in paragraph 2(b) below, all of the Executive Units (including the Preferred Units and the Class A Units acquired under the Securities Purchase and Redemption Agreement, but other than those which consist of the Common Units purchased hereunder) will be fully vested as of the date hereof and the Common Units purchased hereunder will become vested in accordance with the following schedule, if as of each such date Executive is still employed by the General Partner or the Partnership:

                                                 Cumulative
                 Anniversary                    Percentage of
                    Date                         Common Units
                 -----------                    --------------
                 10/31/1997                          20%
                 10/31/1998                          36%
                 10/31/1999                          52%
                 10/31/2000                          68%
                 10/31/2001                          84%
                 10/31/2002                         100%

               (b) If Executive ceases to be employed by the Partnership on any date other than an Anniversary Date given above, the cumulative percentage of Common Units that will become vested will be determined on a pro-rata basis according to the number of days elapsed since the prior Anniversary Date. Upon the Sale of the Partnership, all Common Units which have not yet become vested shall become vested at the time of such Sale of the Partnership, and upon the termination of Executive's employment as described below in clauses (i), (ii) or
(iii) of paragraph 4(a), all Common Units which would have become vested during the 365-day period following such termination shall become vested at the time of such termination and all Common Units which would have vested thereafter shall remain unvested. Common Units which have become vested along with any other Executive Units are referred to herein as "Vested Units," and all other such Common Units are referred to herein as "Unvested Units."

               3.     Call Option.

               (a) In the event that (i) employment of Executive is terminated
(A) by the Partnership or the General Partner for any reason or (B) by Executive for any reason or (C) on account of Executive's death or disability or (ii) there is a Performance Shortfall (each such event referred to as a "Termination"), the Executive's Securities (whether held by Executive or one or more of Executive's Permitted Transferees) will be subject to repurchase by the Partnership and the Investors (as defined in the Investors Agreement) pursuant to the terms and conditions set forth in this paragraph 3 (the "Repurchase Option"). Upon a Termination, all Unvested Units will be forfeited to the Partnership and deemed canceled without consideration.



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               (b) The purchase price for each Security will be the Formula
Value for such Security.

               (c) The Partnership may elect to purchase all or any portion of the Securities by delivering written notice (the "Repurchase Notice") to the holder or holders of the Securities originally purchased by Executive within ninety (90) days after a Termination. The Repurchase Notice will set forth the number of Securities to be acquired from the Executive and each Permitted Transferee of the Executive's Securities then holding such Securities, the aggregate consideration to be paid for such Securities and the time and place for the closing of the transaction. The number of Securities to be repurchased by the Partnership shall first be satisfied to the extent possible from the Securities held by Executive at the time of delivery of the Repurchase Notice. If the number of Securities then held by Executive is less than the total number of Securities the Partnership has elected to purchase, the Partnership shall purchase the remaining Securities elected to be purchased under this paragraph 3 from one or more of Executive's Permitted Transferees then holding Securities originally purchased by Executive, pro rata according to the number of Securities held by such other holder(s), respectively, at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest
Unit).

               (d) If for any reason the Partnership does not elect to purchase all of the Executive's Securities pursuant to the Repurchase Option, the Investors shall be entitled to exercise the Repurchase Option for the Securities the Partnership has not elected to purchase (the "Available Securities"). As soon as practicable after the Partnership has determined that there will be Available Securities, but in any event within 45 days after the Termination, the Partnership shall give written notice (the "Option Notice") to the Investors setting forth the number of Available Securities and the purchase price for the Available Securities. The Investors may elect to purchase any or all of the Available Securities by giving written notice to the Partnership within 30 days after the Option Notice has been given by the Partnership. If the Investors elect to purchase an aggregate number of Securities greater than the number of Available Securities, the Available Securities shall be allocated among the Investors based upon the number of Units owned by each Investor on a fully-diluted basis. As soon as practicable, and in any event within ten days after the expiration of the 30-day period set forth above, the Partnership shall notify each holder of Securities as to the number of Securities to be purchased from such holder by the Investors and the time and place for the closing of the transaction (the "Supplemental Repurchase Notice"). At the time the Partnership delivers the Supplemental Repurchase Notice to such holder(s) of Securities, the Partnership shall also deliver written notice to the Investors setting forth the number of Securities such Investors are entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction.

               (e) The closing of the purchase of the Securities pursuant to the Repurchase Option shall take place on the date designated by the Partnership in the Repurchase Notice or Supplemental Repurchase Notice, which date shall not be more than 60 days nor less than five days after the delivery of the later of either such notice to be delivered, subject to the provisions of subparagraph 3(g). The Partnership and/or the Investors will pay for the Securities to be purchased pursuant to the Repurchase Option by delivery of (i) a check or wire transfer of funds, (ii) a



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subordinated note or notes payable in up to, three equal annual installments, beginning on the first anniversary of the closing of such purchase, and bearing interest (payable quarterly) at a rate per annum equal to the prime rate announced from time to time by Canadien Imperial Bank of Commerce but in no event will such rate be less than the applicable federal rate in effect at such time or (iii) both (i) and (ii), in the aggregate amount of the purchase price for such Securities. The purchasers of Securities under this Section 3 will be entitled to receive customary representations and warranties from the sellers regarding such sale and to require all sellers' signatures be guaranteed.

               (f) The right of the Partnership and the Investors to repurchase Securities pursuant to this paragraph 3 shall terminate upon the first to occur of the Sale of the Partnership or a Qualified Public Offering.

               (g) Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Securities by the Partnership shall be subject to applicable restrictions contained in the Delaware Revised Uniform Limited Partnership Act and in the Partnership's equity or debt financing agreements as in effect on the date hereof. If any such restrictions prohibit the repurchase for cash of Securities hereunder which the Partnership is otherwise entitled or required to make or prohibit payments on the subordinated note described in subparagraph (e) above, the Partnership will use reasonable best efforts to obtain the waiver of such restrictions, shall not be obligated to repurchase such Securities for cash or to make cash payments on such notes until not so prohibited from doing so and shall make such repurchases for cash or make cash payments on such notes, as applicable, as soon as it is permitted to do so under such restrictions.

               4.     Put Option.

               (a) Upon the termination of Executive's employment (i) by the Partnership without Cause, (ii) by Executive for Good Reason or (iii) on account of Executive's death or disability (as determined by the General Partner) (each, an "Involuntary Termination"), all Unvested Units which would have vested (but for such termination) during the 365-day period immediately following the date of such Involuntary Termination will automatically be deemed to become vested and at the option of Executive and/or one or more of Executive's Permitted Transferees, the Execu tive and/or one or more of Executive's Permitted Transferees may require the Partnership to purchase all Securities (other than Unvested Units) held by Executive and/or one or more of Executive's Permitted Transferees pursuant to the terms and conditions set forth in this paragraph 4. Upon any such Termination, all Unvested Units (determined after taking into account the accelerated vesting described in the foregoing sentence) will be forfeited to the Partnership and deemed canceled without consideration.

               (b) The purchase price for all Securities (other than the Unvested Units) will be the greater of (i) the Original Cost of such Securities and (ii) the Formula Value for such Securities.



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               (c) In the event that Executive or one or more of Executive's
Permitted Transferees does not elect to exercise this put option within ninety
(90) days following an Involuntary Termination by providing the Partnership with written notice (the "Put Notice") of Executive's and/or one or more of Executive's Permitted Transferee's election to exercise this put option, the right to exercise such put option will expire. The Put Notice will set forth the number of Securities held by Executive and/or Executive's Permitted Transferees required to be purchased by the Partnership from each such holder of Securities. Within 45 days after receipt of the Put Notice by the Partnership, the Partnership will deliver written notice (the "Put Reply Notice") to Executive and/or Executive's Permitted Transferees, as applicable, setting forth the aggregate consideration to be paid for the Securities held by each such holder and the time and place for the closing of the transaction.

               (d) The closing of the purchase of the Securities pursuant to the Put Option shall take place on the date designated by the Partnership in the Put Reply Notice, which date shall not be more than 60 days nor less than five days after the delivery of the Put Reply Notice, subject to the provisions of subparagraph 4(f). The Partnership will pay for the Securities to be purchased pursuant to the Put Option by delivery of (i) a check or wire transfer of funds,
(ii) a subordinated note or notes payable in up to three equal annual installments, beginning on the first anniversary of the closing of such purchase, and bearing interest (payable quarterly) at a rate per annum equal to the prime rate announced from time to time by Canadien Imperial Bank of Commerce but in no event will such rate be less than the applicable federal rate in effect at such time or (iii) both (i) and (ii), in the aggregate amount of the purchase price for such Securities to the holder(s) of such Securities. The purchaser(s) of such Securities hereunder will be entitled to receive customary representations and warranties from the sellers regarding such sale and to require all sellers' signatures be guaranteed.

               (e) The right of the Executive and/or Executive's Permitted Transferees to require the Partnership to repurchase Securities pursuant to this paragraph 4 shall terminate upon the first to occur of the Sale of the Partnership or a Qualified Public Offering.

               (f) Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Securities by the Partnership shall be subject to applicable restrictions contained in the Delaware Revised Uniform Limited Partnership Act and in the Partnership's equity or debt financing agreements as in effect on the date hereof. If any such restrictions prohibit the repurchase for cash of Partnership Securities under this Section 4 which the Partnership is otherwise required to make or prohibit payments on the subordinated note described in subparagraph (d) above, the Partnership will use reasonable efforts to obtain the waiver of such restrictions, shall not be obligated to repurchase such Securities hereunder for cash or make cash payments on such notes until such time when the Partnership is not prohibited from doing so and shall make such repurchases or cash payments on such notes as soon as it is permitted to do so under such restrictions.

               5.     Restrictions on Transfers.




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               (a) Transfer of Executive Units. Executive will not sell, pledge or otherwise transfer any interest in any Executive Units, except pursuant to
(i) the provisions of paragraphs 3 or 4 hereof, (ii) the provisions of paragraph 5(b) below, (iii) the provisions of the Investors Agreement, or (iv) pursuant to the Registration Agreement.

               (b) Certain Permitted Transfers. The restrictions contained in this paragraph 5 will not apply with respect to transfers of Executive Units pursuant to applicable laws of descent and distribution, provided that the restrictions contained in this paragraph 5 will continue to be applicable to the Executive Units after any such transfer and the transferees of such Executive Units shall agree in writing to be bound by the provisions of this Agreement. Any transferee of Executive Units pursuant to a transfer in accordance with the provisions of this subparagraph 5 is herein referred to as a "Permitted Transferee". Upon the transfer of Executive Units pursuant to this paragraph 5(b), the Permitted Transferee(s) will deliver a written notice (the "Transfer Notice") to the Partnership. The Transfer Notice will disclose in reasonable detail the identity of the Permitted Transferee(s).

               6.     Additional Restrictions on Transfer.

               (a) The certificates representing the Executive Units will bear the following legend:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN EXECUTIVE AGREEMENT BETWEEN THE ISSUER (THE "COMPANY") AND A CERTAIN EMPLOYEE OF THE COMPANY DATED AS OF OCTOBER 1, 1997, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

               (b) No holder of Executive Units may sell, transfer or dispose of any Executive Units (except pursuant to an effective registration statement under the 1933 Act) without first delivering to the Partnership an opinion of counsel reasonably acceptable in form and substance to the Partnership (and which counsel shall be reasonably acceptable to the Partnership) that registra tion under the 1933 Act is not required in connection with such transfer.

               7. Definition of Executive Units For purposes of this Agreement, Executive Units will continue to be Executive Units in the hands of any holder other than Executive (except



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for the Partnership, the Investors and purchasers pursuant to an offering registered under the 1933 Act or purchasers pursuant to a Rule 144 transaction), and each such other holder of Executive Units will succeed to all rights and obligations attributable to Executive as a holder of Executive Units hereunder. Executive Units will also include partnership equity interests issued with respect to Executive Units by way of a split, distribution or other recapitalization.

               8. Investors Agreement and Registration Agreement. By execution of this Agreement, each holder of Executive Units hereby agrees to become a party to the Investors Agreement and become subject to the terms and provisions thereof. By execution of this Agreement, each holder of Executive Units hereby agrees to become a party to the Registration Agreement and become subject to the terms and provisions thereof.

               9.     Definitions.

               "Cause" means (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act involving dishonesty, disloyalty or fraud with respect to the Partnership or any of its Subsidiaries,
(ii) conduct tending to bring the Partnership or any of its Subsidiaries into substantial public disgrace or disrepute, (iii) substantial and repeated failure to perform duties as reasonably directed by the General Partner, (iv) gross negligence or willful misconduct with respect to the Partnership or any of its Subsidiaries, or (v) any other material breach of this Agreement which is not cured within 15 days after written notice thereof to Executive.

               "Class A Common Unit" has the meaning given to such term in the Partnership Agreement.

               "Class B Common Unit" has the meaning given to such term in the Partnership Agreement.

               "Common Unit" means a Class A Common Unit or a Class B Common Unit, as the context may require.

               "EBITDA" means, for any period, the net income of the Partnership for any such period plus the amount deducted (or in the case of extraordinary gains, minus any amount added) in the computation thereof for (i) all federal, state and local income taxes, (ii) interest expense, (iii) any extraordinary gains or losses, (iv) depreciation, and (v) amortization of goodwill and other intangibles determined in accordance with generally accepted accounting principles consistently applied. For purposes of this Agreement, EBITDA will be determined, after deducting annual bonuses paid or payable with respect to such period, from the audited financial statements of the Partnership and the components of EBITDA contained in the financial statements will be conclusive and binding upon the parties.

               "Formula Value" of each Security means five (5) times the 12-month trailing EBITDA minus (i) the principal and interest outstanding on all Partnership debt and (ii) the



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Unreturned Capital (as defined in the Partnership Agreement) on the Preferred
Units and all Unpaid Yield (as defined in the Partnership Agreement) thereon, divided by the aggregate number of Securities outstanding. For purposes of determining the Formula Value pursuant to Section 3 hereof, the Formula Value of the Class B Common Units will be deemed to be zero unless such units are entitled to participate with the Class A Common Units in distributions pursuant to the Partnership Agreement with respect to the Common Units.

               "General Partner" means TransWestern Communications Company, Inc. (or its successors or assigns), in its capacity as the general partner of the Partnership.

               "Good Reason" means (i) a reduction in Executive's Base Salary by more than 20% of the Base Salary (in effect immediately prior to such reduction), (ii) any reduction in Executive's Base Salary (in effect immediately prior to such reduction) if in the year prior to such reduction the EBITDA for such prior fiscal year was equal to or greater than 80% of the Target EBITDA for such year, (iii) any wilful action by the Partnership that is intentionally inconsistent with the terms of this Agreement or (iv) any material reduction by the Partnership or the General Partner in the powers, duties or responsibilities of which Executive was entitled to exercise as of the date of this Agreement (other than any such reduction which is a result of a termination of such Executive's employment for Cause).

               "Investors Agreement" means that certain Investors Agreement, dated as of the date hereof, by and among the Partnership, the General Partner and those certain partners and stock holders thereof, as amended or modified.

               "1933 Act" means the Securities Act of 1933, as amended from time to time.

               "Original Cost" of each Unit purchased hereunder shall be the price set forth above in subparagraph 1(a) (as proportionately adjusted for any equity splits, dividends or recapitalization of the Partnership).

               "Partnership Agreement" means the Third Amended and Restated Agreement of Limited Partnership, dated as of the date hereof, by and among the General Partner and the limited partners listed on Schedule I attached thereto (as may be amended or restated from time to time).

               "Partnership Securities" means (i) any Common Units, (ii) any Preferred Units, (iii) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in clauses (i) and (ii) above by any of a split, or dividend or in connection with a combination of securities, recapitalization, merger, consolidation or other reorganization.

               "Performance Shortfall" means, if at the end of the fiscal year, EBITDA for such year is below 70% of the Target EBITDA for such year.

               "Permitted Transferee" has the meaning given to such term in paragraph 5(b).



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



               "Preferred Units" have the meaning given to such term in the Partnership Agreement.

               "Qualified Public Offering" has the meaning given to such term in the Investors Agreement.

               "Sale of the Partnership" has the meaning given to such term in the Investors Agreement.

               "Securities" means collectively, any Partnership Securities and Common Stock of the General Partner.

               "Subsidiary" means, with respect to any person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that person or one or more of the other Subsidiaries of that person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a person or persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such person or persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

               "Target EBITDA" means, as of any fiscal year end, the amount indicated opposite such year end in the table below:

               1998                      $31.0 million
               1999                      $35.5 million
               2000                      $42.2 million
               2001                      $50.2 million
               2002                      $59.5 million

; it being understood that the foregoing calculation of the Target EBITDA assumes that the Partnership's fiscal year ends April 30. In the event that the Partnership's fiscal year is changed, the foregoing calculation of the Target EBITDA may be adjusted by the board of directors of the General Partner to reflect the impact of such change in fiscal year.

               "Unit" has the meaning given to such term in the Partnership Agreement.




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
               10. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

               To the Partnership:

               TransWestern Publishing Company, L.P.
               c/o Thomas H. Lee Corporation
               75 State Street
               Boston, Massachusetts 02109
               Attention: Scott A Schoen
                          C. Hunter Boll

               To Executive:

               [Executive Address]


or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S.
mail.

            11. General Provisions.

               (a) Transfers in Violation of Agreement. Any sale, assignment, transfer, pledge, redemption or repurchase (a "Transfer") or attempted Transfer of any Executive Units in violation of any provision of this Agreement shall be void, and the Partnership shall not record such Transfer on its books or treat any purported transferee of such Executive Units as the owner of such Executive Units for any purpose.

               (b) Executive Time and Attention. So long as Executive is employed by the Partnership, Executive shall devote such Executive's full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Partnership and its Subsidiaries. Executive shall perform such Executive's duties and responsibilities to the best of such Executive's abilities in a diligent, trustworthy, businesslike and efficient manner.

               (c) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other



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

provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

               (d) Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

               (e) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

               (f) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive, the Partnership, the Investors and their respective successors and assigns (including subsequent holders of Executive Units); provided that the rights and obligations of Executive under this Agreement shall not be assignable except in connection with a permitted transfer of Executive Units hereunder.

               (g) Choice of Law. The limited partnership law of the State of Delaware will govern all questions concerning the relative rights of the Partnership and its partners and all questions concerning the construction, validity and interpretation of this Agreement.

               (h) Remedies. Each of the parties to this Agreement (including the Investors) will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

               (i) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Partnership, Executive and the Investors.

               (j) Absence of Conflicting Agreements. Executive hereby warrants and covenants that his employment by the Partnership and his ownership of the Executive Units does not result in a breach of the terms, conditions or provisions of any agreement to which Executive is subject.

               (k) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Partnership's chief



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



executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

               (l) Third Party Beneficiaries. The parties hereto acknowledge and agree that the Investors are third party beneficiaries of this Agreement and this Agreement shall inure to the benefit of and be enforceable by the Investors and their respective successors and assigns.

                               *   *   *   *   *

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                   TRANSWESTERN PUBLISHING COMPANY, L.P.

                                   By TransWestern Communications Company, Inc.
                                   Its General Partner

                                   By
                                     -------------------------------------------

                                   Its
                                      ------------------------------------------



                                   ---------------------------------------------
                                       [Executive]


                     (SIGNATURE PAGE TO EXECUTIVE AGREEMENT)